EXHIBIT  21.1          SUBSIDIARIES  OF  THE  REGISTRANT.





Name of Subsidiary       State of Organization  Trade Names
-----------------------  ---------------------  -----------
Penn Wilson CNG, Inc.    Delaware               None
Penn CNG Holdings, Inc.  Delaware               None